Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Brian D. Keogh
(425) 453-9400

ESTERLINE REPORTS RECORD PERFORMANCE FOR FISCAL 2010;

EARNINGS UP 23.2% ON 8.5% SALES IMPROVEMENT

Income from continuing operations $130 million, or $4.27 per share, on $1.53 billion sales

BELLEVUE, Wash., December 09, 2010 – Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2010 fourth quarter and full-year results for the period ended October 29, 2010. Income from continuing operations for the quarter was a record $49.3 million, or $1.60 per diluted share, on sales of $430.5 million. For the same period last year, income from continuing operations was $37.4 million, or $1.24 per diluted share, on sales of $390.1 million. (Continuing operations exclude results from Esterline’s Pressure Systems subsidiary, divested on September 8, 2010, and its Muirhead Aerospace subsidiary, divested on November 3, 2008.)

For the full year ended October 29, 2010, Esterline reported income from continuing operations of $130.0 million, or $4.27 per diluted share, on sales of $1.53 billion — an 8.5% improvement over last year, nearly all organic. FY2009 income from continuing operations was $105.6 million, or $3.52 per diluted share, on $1.41 billion in sales.

Brad Lawrence, Esterline CEO, said the record performance reflects several areas of strength over last year, principally new and retrofit military cockpit programs, control panels for medical capital equipment, and operating efficiency with countermeasure flares. Lawrence said, “Our Avionics & Controls business segment provided a significant boost for Esterline in FY2010. In this segment, demand for the new T-6B military trainer aircraft, as

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well as success in the international market for C-130 cockpit upgrades provided significant incremental new business for Esterline in 2010.”

On the commercial aerospace side, in addition to seeing accelerating activity in preparation for increased narrow body aircraft production at Airbus and Boeing, Lawrence said, “our aftermarket spare parts business is beginning to show definite signs of improvement across all of our segments.”

In the company’s non-aerospace Interface Technologies operation, Lawrence said business is benefiting from increased demand for medical imaging equipment to replace older systems. New products, such as Esterline’s programmable button panel, are also key growth ingredients for this business. “With our new OLED (organic light emitting diode) switches, customers now can create dynamic content and animation on each intelligent button — a truly revolutionary step forward in casino gaming technology,” he said.

Lawrence said Esterline’s focus on operational excellence, consistent investment in R&D and good-fit acquisitions “…is clearly shaping our performance.”

Gross margins in FY2010 were 33.8% compared with 32.2% last year, and selling, general and administrative expenses were essentially flat in FY2010 — 16.9% of sales compared with 16.7% in FY2009.

Fourth quarter 2010 research, development and engineering (R&D) expense totaled $17.7 million, or 4.1% of sales, compared with $15.3 million, or 3.9% of sales, in the same quarter a year ago. Full-year 2010 R&D totaled $69.8 million, compared with $64.5 million — 4.6% in both years. Lawrence said the rate reflects “…a return to more normalized R&D investment following several years of successful efforts to secure positions on a number of major programs.” He added that, “…our constant technology advancements have enabled us to steadily increase our total dollar content per aircraft for the hundreds of active aircraft platforms flying today.”

In late October, Esterline entered into an agreement with L-3 Communications Avionics Systems (L-3) to acquire an exclusive license for SmartDeck® integrated cockpit technologies. Lawrence said “…by licensing these technologies we enable our avionics operation to expand its product portfolio and enhance its cockpit capabilities for both OEM and retrofit opportunities.”

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Backlog at fiscal year-end was $1.1 billion, up slightly from last year. Orders received in FY2010 totaled $1.6 billion — up 11.2% compared with last year.

Fiscal 2010 income from discontinued operations was $0.39 per diluted share, compared with $0.48 per diluted share in fiscal 2009, reflecting the gain on sale of Pressure Systems, Inc. in September 2010 and the sale of Muirhead Aerospace in November 2008. Fiscal 2010 net income was $141.9 million or $4.66 per diluted share, compared with net income of $119.8 million or $4.00 per diluted share in fiscal 2009.

FY2011 Outlook

Throughout FY2010, Esterline generated progressively stronger quarterly results following a soft first quarter. FY2011 is expected to unfold in much the same way, but at a higher level. Lawrence said he expects a relatively slow start to the year with performance gaining momentum as the year progresses. “Esterline’s first fiscal quarter has always been the weakest of the year, due primarily to the shorter number of work days in November through January,” he said. The company’s FY2011 annual revenue should grow about 5% to 8% with fully diluted earnings per share in the range of $4.40 to $4.65. Lawrence noted that Esterline’s effective tax rate for FY2011 is anticipated to be in the low- to mid-20% range, compared with the 15.8% rate in FY2010.

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 866.783.2140; outside the U.S., use 857.350.1599. The pass code for the call is: 66875837.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

Page 4 of 6 Esterline Reports Fiscal 2010 Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended		Fiscal Year Ended
	Oct 29, 2010	Oct 30, 2009	Oct 29, 2010	Oct 30, 2009
Segment Sales
Avionics & Controls	$226,740	$204,222	$790,016	$672,828
Sensors & Systems	78,539	79,377	298,559	321,753
Advanced Materials	125,171	106,549	438,026	412,878

Net Sales	430,450	390,148	1,526,601	1,407,459

Cost of Sales	272,501	262,423	1,010,390	954,161

	157,949	127,725	516,211	453,298
Expenses
Selling, general and administrative	69,708	64,638	258,290	235,483
Research, development and engineering	17,741	15,255	69,753	64,456
Other (income) expense	(3)	24	(8)	7,970

Total Expenses	87,446	79,917	328,035	307,909

Operating Earnings From Continuing Operations	70,503	47,808	188,176	145,389

Interest income	(309)	(685)	(960)	(1,634)
Interest expense	9,790	7,319	33,181	28,689
Loss on extinguishment of debt	1,206	—	1,206	—

Income From Continuing Operations
Before Income Taxes	59,816	41,174	154,749	118,334
Income Tax Expense	10,427	3,712	24,504	12,549

Income From Continuing Operations
Including Noncontrolling Interests	49,389	37,462	130,245	105,785
Income Attributable to Noncontrolling Interests	(98)	(81)	(206)	(217)

Income From Continuing Operations	49,291	37,381	130,039	105,568

Income (Loss) From Discontinued Operations,
Net of Tax	10,398	(2,880)	11,881	14,230

Net Earnings	$59,689	$34,501	$141,920	$119,798

Earnings Per Share – Basic:
Continuing Operations	$1.63	$1.26	$4.34	$3.55
Discontinued Operations	.35	(.10)	.39	.48

Earnings Per Share – Basic	$1.98	$1.16	$4.73	$4.03

Earnings Per Share – Diluted:
Continuing Operations	$1.60	$1.24	$4.27	$3.52
Discontinued Operations	.34	(.09)	.39	.48

Earnings Per Share – Diluted	$1.94	$1.15	$4.66	$4.00

Weighted Average Number of Shares Outstanding – Basic	30,151	29,763	29,973	29,717

Weighted Average Number of Shares Outstanding – Diluted	30,724	30,034	30,477	29,951

Page 5 of 6 Esterline Reports Fiscal 2010 Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Income from Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended		Fiscal Year Ended
	Oct 29, 2010	Oct 30, 2009	Oct 29, 2010	Oct 30, 2009
Segment Sales
Avionics & Controls	$226,740	$204,222	$790,016	$672,828
Sensors & Systems	78,539	79,377	298,559	321,753
Advanced Materials	125,171	106,549	438,026	412,878

Net Sales	$430,450	$390,148	$1,526,601	$1,407,459

Income from Continuing Operations
Avionics & Controls	$47,531	$36,077	$125,888	$99,313
Sensors & Systems	11,916	6,384	33,894	31,739
Advanced Materials	23,753	13,168	68,785	53,602

	83,200	55,629	228,567	184,654

Corporate expense	(12,700)	(7,797)	(40,399)	(31,295)
Other income (expense)	3	(24)	8	(7,970)
Interest income	309	685	960	1,634
Interest expense	(9,790)	(7,319)	(33,181)	(28,689)
Loss on extinguishment of debt	(1,206)	—	(1,206)	—

Income From Continuing Operations
Before Income Taxes	$59,816	$41,174	$154,749	$118,334

Page 6 of 6 Esterline Reports Fiscal 2010 Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands	Oct 29, 2010	Oct 30, 2009
Assets
Current Assets
Cash and cash equivalents	$422,120	$176,794
Accounts receivable, net	309,242	270,976
Inventories	262,373	275,282
Income tax refundable	17,806	7,638
Deferred income tax benefits	37,539	31,434
Prepaid expenses	16,264	17,425
Other current assets	11,241	17,048

Total Current Assets	1,076,585	796,597

Property, Plant and Equipment, Net	273,770	263,251

Other Non-Current Assets
Goodwill	739,730	736,808
Intangibles, net	389,017	422,082
Debt issuance costs, net	7,774	7,136
Deferred income tax benefits	87,622	79,114
Other assets	13,240	9,259

	$2,587,738	$2,314,247

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$82,275	$82,304
Accrued liabilities	215,094	191,667
Credit facilities	1,980	5,896
Current maturities of long-term debt	12,646	5,409
Deferred income tax liabilities	7,155	7,294
Federal and foreign income taxes	5,227	1,669

Total Current Liabilities	324,377	294,239

Long-Term Liabilities
Long-term debt, net of current maturities	598,972	520,158
Deferred income taxes	127,081	130,456
Pension and post-retirement obligations	105,333	93,615
Other liabilities	16,476	20,027

Total Shareholders’ Equity	1,415,499	1,255,752

	$2,587,738	$2,314,247